Exhibit 8.1

                                                                January 27, 1998

The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

                  We have acted as special counsel to you in connection with the Registration Statement on Form S-3 (333-43323) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset-backed certificates (the "Certificates"), the asset-backed notes (the
"Notes" and, collectively with the Certificates, the "Securities") and the limited guarantees (the "Guarantees") of certain of the Securities by The CIT Group, Inc. ("CIT"), each described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement"). Each series of Certificates will be issued either pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, or pursuant to a pooling and servicing agreement (the "Pooling Agreement") substantially in the form filed as
Exhibit 4.6 to the Registration Statement pursuant to which The CIT Group Securitization Corporation II will originate the CIT Marine Trust (the "Trust"). Each series of Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3 to the Registration Statement.

The CIT Group Securitization Corporation II
The CIT Group, Inc.
January 27, 1998
Page 2


                  We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York and the Delaware General Corporation Law. Paul N. Roth, a member of this firm, is a director of CIT.

                  We hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Securities.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,